Exhibit 10.9

SECURITIES PURCHASE AGREEMENT

Securities Purchase Agreement dated as of July 20, 2009 (“Agreement”) by and among MacroSolve, Inc., an Oklahoma corporation, with principal executive offices located at 1717 South Boulder Ave., Suite 700, Tulsa, Oklahoma 74119 (the “Company”), and the persons identified in Exhibit A hereto who execute the Buyer Signature Page attached hereto (“Buyers”).

WHEREAS, Buyers desire to purchase from the Company, and the Company desires to issue and sell to Buyers, upon the terms and subject to the conditions of this Agreement, the Floating Rate Convertible Subordinated Debentures of the Company (the “Debentures”)  in the aggregate principal amount of $2,201,165; and

WHEREAS, in conjunction with the Debentures, the Company will issue Warrants (the “Warrants”) to purchase common stock, $0.01 par value per share, of the Company (“Common Stock”) to the Buyers; and

WHEREAS, upon the terms and subject to the conditions set forth herein and in the Debentures and the Warrants, the Debentures and the Warrants will be convertible and exercisable, respectively, into shares of Common Stock;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

I.              PURCHASE AND SALE OF THE DEBENTURES AND WARRANTS.

A.           Transaction.  Buyers hereby agree to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Buyers in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Debentures and the Warrants.  The Debentures and the Warrants purchased shall be in substantially the form and shall contain the terms and conditions set forth in Exhibits B and C, respectively.

B.            Purchase Price; Form of Payment.

1.           The aggregate purchase price for the Debentures to be purchased by Buyers shall be $2,201,165 (the “Purchase Price”).  Each Buyer shall purchase the Debentures and pay their respective portion of the Purchase Price set forth in Exhibit A.

2.           Simultaneously with the execution of this Agreement, Buyers shall pay that portion of the Purchase Price set forth in Exhibit A (the “Initial Purchase Price”) by cash or wire transfer of immediately available funds to the Company or by the release and discharge of indebtedness of the Company to the Buyer in the form provided as Exhibit D. Simultaneously with the execution of this Agreement, the Company shall deliver Debentures (which shall have been duly authorized, issued and executed I/N/O Buyer or I/N/O Buyer’s nominee) in principal amounts equal to the Initial Purchase Price as set forth in Exhibit A.  The Company shall also deliver Warrants exercisable for that number of shares of Common Stock that the Debentures would be convertible into at the Initial Conversion Price as provided in the Debentures.

3.           Thereafter, as set forth in Exhibit A, Buyers shall pay cash or send via wire transfer of immediately available funds the unpaid Purchase Price as provided in Exhibit A (“Remaining Purchase Price”), and the Company shall deliver additional Debentures and Warrants (which shall have been duly authorized, issued and executed I/N/O Buyer or I/N/O Buyer’s nominee and dated as of the date of the monthly payment) for that portion of the Remaining Purchase Price.

4.           The Remaining Purchase Price shall be due and payable upon satisfaction by the Company of the milestones set forth in Exhibit F (the “milestones”).  John Clerico, a Buyer identified in Exhibit A (“Clerico”), shall determine whether milestones have been met and may, in his discretion (which may be exercised in an arbitrary manner), modify the milestones or waive compliance with any one of them.  Clerico may temporarily or permanently excuse the payment of all or a portion of the Remaining Purchase Price for the Buyers on a pro rata basis if Clerico determines in his discretion that the Company does not have the cash requirements for the payment.  If Clerico notifies the Company and the Buyers that the payment of the Remaining Purchase Price by the Buyers should be suspended for the failure of the Company to meet a milestone as determined in Clerico’s sole and absolute discretion (which may be exercised in an arbitrary manner), then the obligations of the Buyers for the unpaid Remaining Purchase Price shall be suspended and shall not be legally enforceable by the Company against the Buyers until Clerico reinstates the payment obligation of the Buyers by notice to the Company and the Buyers.  In the event the payment obligation of the Buyers is suspended and thereafter is reinstated by Clerico, the next payment obligation of the unpaid Remaining Purchase Price shall be in thirty (30) days from notice by Clerico of the reinstatement of the obligation.  Any subsequent payments shall be due in the same frequency relative to the suspended payment as provided in Exhibit A for the payments before the suspension.

II.            BUYERS’ REPRESENTATIONS AND WARRANTIES.

Buyers severally and not jointly represent and warrant to and covenant and agree with the Company as of the date of this Agreement and as of the date of payment of the Remaining Purchase Price as follows:

A.            Investment Purpose.  Buyers are purchasing the Debenture and the Warrants and the Common Stock issuable for interest payments and upon conversion or redemption of the Debenture (“Debenture Shares”) and upon Exercise of the Warrants (“Warrant Shares”) (the Debenture Shares, Warrant Shares, Debentures and Warrants are referred to collectively as the “Securities”) for their own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

B.            Accredited Investors. Buyers are (i) “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of their business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

C.            Risk.  The Buyer recognizes that the purchase of the Shares involves a high degree of risk including, but not limited to, the following: (a) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (b) the Buyer may not be able to liquidate its investment; (c) transferability of the Shares is extremely limited; (d) in the event of a disposition, the Buyer could sustain the loss of its entire investment; (e) the Company has not paid any dividends since its inception and does not anticipate paying any dividends in the foreseeable future; and (f) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Common Stock.

D.           Reliance on Exemption.  Buyers understand that the Securities have not been registered under the Securities Act and are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and “blue sky” laws, and that the Company is relying upon the accuracy of, and Buyers’ compliance with, Buyers’ representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyers to purchase the Securities.

E.            No Approval.  Buyers understand that the Securities have not been reviewed, approved or disapproved by the Securities and Exchange Commission (the “Commission”) or any state or provincial securities commission.

F.             Legend. The Buyer consents to the placement of a legend on any certificate or other document evidencing the Shares that such Shares have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Shares. The legend to be placed on each certificate shall be in form substantially similar to the following:

“This Debenture and the shares issuable hereunder have been acquired for investment and not for distribution, and have not been registered under the Securities Act of 1933, as amended. Neither the Debenture nor the shares may be sold, pledged of otherwise transferred without an effective registration thereof under such act or pursuant to Rule 144 or an opinion of counsel reasonably satisfactory to the Company and its counsel that such registration is not required.  This Debenture must be surrendered to the Company or its transfer agent, as a condition precedent to the sale, pledge or other transfer of any interest in this Debenture or the shares issuable hereunder.”

G.            Review of Information.  The Buyer hereby acknowledges receipt and careful review of this Agreement and any documents which may have been made available upon request and hereby represents that the Buyer has been furnished with all information regarding the Company, the terms and conditions of the Shares and any additional information that the Buyer has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company.

H.            Reliance.  In making the decision to invest in the Shares the Buyer has relied solely upon the information provided by the Company, including but not limited to filings made by the Company with the Securities and Exchange Commission.  To the extent necessary, the Buyer has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the securities hereunder.

I.             Hold Harmless. The Buyer agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Shares by the Buyer in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (b) any false representation or warranty or any breach or failure by the Buyer to comply with any covenant made by the Buyer in this Agreement or any other document furnished by the Buyer to any of the foregoing in connection with this transaction.

J.           Authority; Validity and Enforceability.  This Agreement has been duly and validly authorized, executed and delivered by Buyers and is a valid and binding agreement of Buyers enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

III.           THE COMPANY’S REPRESENTATIONS.

Effective as of the date of this Agreement and as of the date of payment of each portion of the Remaining Purchase Price, the Company represents and warrants to Buyers that:

A.           Capitalization.

1.           Subject only to the issuance of Securities described in this Agreement, the authorized capital stock of the Company consists of one hundred million (100,000,000) shares of Common Stock of which twenty-seven million ninety thousand four hundred twenty-two (27,090,422) shares are issued and outstanding as of the date hereof and are fully paid and nonassessable. The amount, exercise, conversion or subscription price and expiration date for each outstanding option and other security or agreement to purchase shares of Common Stock is accurately set forth on Schedule III.A.1.

2.           The Debenture Shares and the Warrant Shares have been duly and validly authorized and reserved for issuance by the Company and, when issued by the Company under the Debentures or upon exercise of the Warrants, as the case may be, will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder.

3.           Except as disclosed on Schedule III.A.3, there are no preemptive, subscription, “call,” right of first refusal or other similar rights to acquire any capital stock of the Company or other voting securities of the Company that have been issued or granted to any person and no other obligations of the Company to issue, grant, extend or enter into any security, option, warrant, “call,” right, commitment, agreement, arrangements or undertaking with respect to any of their respective capital stock.

B.           Organization; Reporting Company Status.

1.           The Company is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated and is duly qualified as foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a “Material Adverse Effect”).

2.           The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Common Stock is quoted on the OTC Bulletin Board (“OTCBB”) and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the quotation of the Common Stock by market makers using the facilities of the OTCBB.

C.            Authorization.  The Company (i) has duly and validly authorized and reserved for issuance shares of Common Stock sufficient for the payment of interest, redemption and conversion of the Debentures and the exercise of the Warrants and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion or redemption of the Debentures in full and the exercise of the Warrants.  The Company understands and acknowledges the potentially dilutive effect on the Common Stock by the issuance of the Debenture Shares and the Warrant Shares.  The Company further acknowledges that its obligation to issue Common Stock upon conversion of the Debentures and the exercise of the Warrants in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

D.            Authority; Validity and Enforceability.  The Company has the requisite corporate power and authority to enter into the Documents (as such term is hereinafter defined) and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Buyers of the Securities).  The execution, delivery and performance by the Company of the Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Debentures and the issuance and reservation for issuance of the shares of Common Stock in connection therewith) have been duly and validly authorized by all necessary corporate action on the part of the Company.  Each of the Documents has been duly and validly executed and delivered by the Company and each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.  The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally. For purposes of this Agreement, the term “Documents” means (i) this Agreement; (ii) the Debentures; (iii) the Warrants and (iv) the Registration Rights Agreement in substantially the form attached hereto as Exhibit E.

E.            Validity of Issuance of the Securities.  The Debentures Shares and the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

F.            Non-contravention.  The execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to (i) the Articles or Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, in each case as amended to the date of this Agreement, (ii) any loan or credit agreement, Debenture, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) any Law (as such term is hereinafter defined) applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its subsidiaries or any of their respective properties or assets.

G.            Approvals.  No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Securities to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

H.            Commission Filings.  The Company has properly filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since becoming subject to such Acts (the “Commission Filings”).  As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings and (ii) none of the Commission filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all  material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except in the case of unaudited statements permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

I.             Full Disclosure.  There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in the Commission Filings that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Documents.

J.            Absence of Events of Default.  No “Event of Default” (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

K.            Securities Law Matters.  Assuming the accuracy of the representations and warranties of Buyers set forth in Article II, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.  The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of any security similar to the Debentures or the Warrants) which will make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyers of the Debentures, the Warrants and the share of Common Stock to be issued in connection therewith as contemplated by this Agreement.  No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or affiliates in connection with the offer or sale of the Debentures and the Warrants as contemplated by this Agreement or any other agreement to which the Company is a party.

L.            Registration Rights.  Except as set forth on Schedule III.L and as provided in the Registration Rights Agreement, no Person has, and as of the Closing (as such term is hereinafter defined), no Person shall have, any demand, “piggy-back” or other rights to cause the Company to file any registration statement under the Securities Act relating to any of its securities or to participate in any such registration statement.

M.           Interest.  The timely payment of interest on the Debentures is not prohibited by the Articles or Certificate of Incorporation or By-Laws of the Company.  In each case as amended to the date of this Agreement, or any agreement, contract, document or other undertaking to which the Company is a party.

N.            No Misrepresentation.  No representation or warranty of the Company contained in this Agreement or any of the other Documents, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

O.           Finder’s Fee.  There is no finder’s fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Buyer is liable or responsible.

IV.  CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

A.           Filings.  The Company shall make all necessary Commission Filings and “blue sky” filings required to be made by the Company in connection with the sale of the Securities to Buyer as required by all applicable laws, and shall provide a copy thereof to Buyer promptly after such filing.

B.            Reporting Status.  So long as Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed by it with the Commission pursuant to Section 13 or 14(d) of the Exchange Act.

C.            Listing.  Except to the extent the Company lists its Common Stock on The New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Company shall use its best efforts to maintain the status of the Common Stock as quoted on the OTCBB.  If the Common Stock is not quoted by a market maker for the OTCBB, the Company will use its best efforts to list the Common Stock on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on.

D.            Reserved Conversion Common Stock.  The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for the Debenture Shares and the Warrant Shares.

E.            Transactions with Affiliates.  So long as the Debentures are outstanding, neither the Company nor any of its subsidiaries shall, directly or indirectly, enter into any material transaction or agreement with any stockholder, officer, director or affiliate of the Company or family member of any officer, director or affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as such term is hereinafter defined) and (ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a nonaffiliated person.  A “Disinterested Director” shall mean a director of the Company who is not and has not been an officer or employee of the Company, who is not a member of the family of, controlled by or under common control with, any such officer or employee and who has no direct or indirect financial interest (other than serving as a director of the Company) in the transaction in question.

F.            Certain Restrictions.  So long as the Debentures are outstanding, no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any capital stock of the Company, nor shall any capital stock of the Company be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or pursuant to any of the security agreement listed on Schedule III.A) for any consideration by the Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Common Stock of any such stock.

G.             Short Selling.  So long as the Debenture is outstanding, Buyers agree and covenant that neither Buyers nor their affiliates shall at any time engage in any short sales with respect to the Company's Common Stock, or sell put options or similar instruments with respect to the Company's Common Stock.

H.           Trading Restriction.   Neither Buyers nor their affiliates shall buy or sell shares of Common Stock during the 30-day period immediately preceding an interest payment date on the Debentures

I.              No Sales by Affiliates of the Company.  The Company shall cause its affiliates to refrain from the sale of Common Stock until July 1, 2010, unless such sale is in connection with the exercise of a Company granted stock option and the sale is for a number of shares of Common Stock not exceeding the number of shares of Common Stock acquired upon exercise of the option.  For the purpose of this subsection I, an affiliate of the Company is a person who files or is required to file reports under Section 16 of the Exchange Act or whose ownership of Common Stock is reported or required to be reported by the Company in its Definitive Proxy Statement (or Form 10-K if the Company elects) filed with the Commission.

J.              Right to Acquire Shares.  Until August 31, 2010, the Buyers shall have the right to acquire up to fifty percent (50%) of any securities issued or proposed to be issued by the Company other than in connection with the Debentures or the Warrants. The rights of the Buyers shall include the rights to participate in the additional financing described in subsection K below. The Buyers shall have the right to acquire the securities on the same terms and conditions as those offered by the Company.  The cash equivalent value of any non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

The Company shall give the Buyers written notice stating the bona fide intention to sell the securities, the name of the proposed purchaser, the securities and amounts involved, and the consideration for which the Company proposes to sell the securities.  At any time within ten (10) days from the notice, the Buyers may elect to purchase their Pro Rata portion of the securities based on the Pro Rata ownership of the Debentures by the Buyer.  If the securities are not purchased by the Buyers, the Company may issue and sell the securities at the price set forth in the notice or at a higher price, provided such sale in consummated within sixty (60) days.

For the purpose of this subsection J, the term “securities” shall be defined in its most expansive legal sense and shall not be limited to the defined term “Securities” used elsewhere in this Agreement.

K.           Additional Financing.  The Company shall secure financing of not less than four million dollars ($4,000,000) from the sale of its securities by December 31, 2009.  The Debentures and Warrants sold pursuant to this Agreement shall reduce the amount of the Company’s obligation hereunder.

L.             Limitation on Use of Proceeds.  The proceeds from the sale of the Debentures shall not be used to satisfy the indebtedness of the Company to any officer or director of the Company.

V.  CLOSING DATE.

The transactions contemplated hereby shall be closed on July 20, 2009, unless the parties agree to extend the date of Closing to a date not later than August 31, 2009 (the “Closing Date”).

VI.  CONDITIONS TO THE COMPANY'S OBLIGATIONS.

Buyers understand that the Company's obligation to sell the Debentures on the Closing Date and as of the dates for the payment of the Remaining Purchase Price is conditioned upon:

A.           Purchase Price. Delivery by the Buyers to the Company of the Initial Purchase Price on the Closing Date and the Remaining Purchase Price on the dates provided in Exhibit A;

B.            Accuracy and Performance. The accuracy of the representations and warranties of Buyers contained in this Agreement and the performance by Buyers in all material respects of all covenants and agreements of Buyers required to be performed pursuant to this Agreement; and

C.            No Restraint. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

VII.  CONDITIONS TO BUYERS’ OBLIGATIONS.

The Company understands that Buyers’ obligations to purchase the Securities on the Closing Date and on the dates for payments of the Remaining Purchase Price as provided in Exhibit A are conditioned upon the following as of each such date:

A.           Delivery. Delivery by the Company of the Debentures, the Warrants and the other Agreements (I/N/O Buyer or I/N/O Buyer's nominee) as required by this Agreement;

B.           Accuracy and Performance. The accuracy of the representations and warranties of the Company contained in this Agreement (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all respects of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement;

C.            No Adverse Event. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for or failure of a market maker to quote, the Common Stock on the OTCBB, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof;

D.            No Material Adverse Effect. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect;

E.            Expenses Reimbursed. The Company shall have delivered to Buyers reimbursement of Buyers’ reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement;

F.            No Restraint. There shall not be in effect any Law, order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

G.            Consents. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company;

H.           Additional Documents. Buyers shall have received such additional documents, certificates, payment, assignments, transfers and other deliveries as they or their legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated; and

I.             Suspension of Remaining Purchase Price.  Clerico shall not have suspended the obligations of the Buyers to pay the Remaining Purchase Price pursuant to Article I.B.4 and the Company has achieved all applicable revenue, cash flow and operating milestones set forth in Exhibit F.

VIII.  SURVIVAL; INDEMNIFICATION.

A.           Survival. The representations, warranties and covenants made by each of the Company and Buyers in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby.  In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

B.            Indemnification by the Company. The Company hereby agrees to indemnify and hold harmless Buyers, their affiliates and their respective officers, directors, partners and members (collectively, the "Buyers Indemnitees") from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses") and agrees to reimburse Buyers Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by Buyers Indemnitees and to the extent arising out of or in connection with:

1.   any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents; or

 2.          any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents.

C.    Indemnification by Buyers.  Each Buyer hereby agrees severally and not jointly to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees") from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

1.   any misrepresentation, omission of fact or breach of any of Buyer's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement or the other Documents; or

 2.          any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement or the other Documents.

D.    Procedure. Promptly after receipt by either party hereto seeking indemnification pursuant to this Article IX (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Article IX is being sought (the "Indemnifying Party") of the commencement thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights or defenses by reason of such failure.  In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim.  If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.  Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel).  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

E.     Limit. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party.  If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

IX.  GOVERNING LAW.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Oklahoma, without regard to the conflicts of law principles of such state.

X.  SUBMISSION TO JURISDICTION.

 Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass the City of Tulsa or the state courts of the State of Oklahoma sitting in the City of Tulsa in connection with any dispute arising under this Agreement and the other Documents.  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.  Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by registered or certified mail (return receipt requested), postage prepaid, at its address specified in Article XVI.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

XI.  WAIVER OF JURY TRIAL.

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS.  EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

XII.  COUNTERPARTS; EXECUTION.

This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and the same instrument.  A facsimile transmission of this signed Agreement shall be legal and binding on both parties hereto.

XIII.  HEADINGS.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

XIV.  SEVERABILITY.

In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

XV.  ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS.

This Agreement and the Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by both parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

XVI.  NOTICES.

Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by overnight courier service as follows:

A.  if to the Company, to:

MacroSolve, Inc.
1717 South Boulder Ave.
Suite 700
Tulsa, OK 74119
Attention:  Chief Executive Officer

B.  if to a Buyer, to the address set forth on the respective Buyer Signature Page.

The Company or Buyer may change the foregoing address by notice given pursuant to this Article XVI.

XVII.  CONFIDENTIALITY.

Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provide, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act).

XVIII.  ASSIGNMENT.

This Agreement shall not be assignable by either of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

MacroSolve, Inc.

By: Clint H. Parr
Title: Chief Executive Officer

BUYER SIGNATURE PAGE

The undersigned, a Buyer under the terms of the Securities Purchase Agreement (including Exhibit A), agrees to the terms of the Securities Purchase Agreement, agrees that this signature is part of said Agreement and acknowledges and agrees to be legally bound by the execution of the Signature Page.

Buyer

Federal ID Number